EXHIBIT 25(d)


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


            New York                                      13-5160382
 (Jurisdiction of incorporation                        (I.R.S. Employer
   if not a U.S. national bank)                       Identification No.)

 One Wall Street, New York, New York                        10286
(Address of principal executive offices)                  (Zip code)

                                -----------------

                                    TXU CORP.
               (Exact name of obligor as specified in its charter)


            Texas                                         75-2669310
   (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

 Energy Plaza, 1601 Bryan Street
          Dallas, Texas                                     75201
(Address of principal executive offices)                  (Zip code)

                                -----------------

 TXU CORP. GUARANTEE WITH RESPECT TO TXU CAPITAL III PREFERRED TRUST SECURITIES*
                       (Title of the indenture securities)


     *Specific title(s) to be determined in connection with issuance(s) of TXU Capital III Preferred Trust Securities.

ITEM 1.   GENERAL INFORMATION.*

     Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the          2 Rector Street, New York, N.Y. 10006
  State of New York                       and Albany, N.Y. 12203
Federal Reserve Bank of New York        33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation   550 17th Street, N.W., Washington, D.C.
New York Clearing House Association       20429
                                        New York, N.Y. 10005

(b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None. (See Note on page 2.)

ITEM 16.  LIST OF EXHIBITS.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. '229.10(d).

     1.   -    A copy of the Organization Certificate of The Bank of New York
               (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits
               1a and 1b to Form T-1 filed with Registration Statement No.
               33-21672 and Exhibit 1 to Form T-1 filed with Registration
               Statement No. 33-29637.)

     4.   -    A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form
               T-1 filed with Registration Statement No. 33-31019.)

     6.   -    The consent of the Trustee required by Section 321(b) of the Act.
               (Exhibit 6 to Form T-1 filed with Registration Statement No.
               33-44051.)

     7.   -    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


------------------------
     *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                      NOTE

          Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of June, 2001.


                                        THE BANK OF NEW YORK


                                        By:  /S/ WALTER N. GITLIN
                                             ----------------------------------
                                                       Walter N. Gitlin
                                                       Vice President

                                                                     EXHIBIT 7
                                                                   (Page 1 of 3)

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             in Thousands
------                                                            --------------

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin.......................................    $ 2,811,275
  Interest-bearing balances.....................................      3,133,222
Securities:
  Held-to-maturity securities...................................        147,185
  Available-for-sale securities.................................      5,403,923
Federal funds sold and Securities
    purchased under agreements to resell........................      3,378,526
Loans and lease financing
  receivables:
Loans and leases held for sale..................................         74,702
  Loans and leases, net of unearned
    Income.........................................   37,471,621
  LESS:  Allowance for loan and
    lease losses...................................      599,061
  Loans and leases, net of unearned
    income and allowance........................................     36,872,560
Trading Assets..................................................     11,757,036
Premises and fixed assets (including
  capitalized leases)...........................................        768,795
Other real estate owned.........................................          1,078
Investments in unconsolidated subsid-
  iaries and associated companies...............................        193,126
Customers' liability to this bank on
  acceptances outstanding.......................................        592,118
Intangible assets
  Goodwill......................................................      1,300,295
  Other intangible assets.......................................        122,143
Other assets....................................................      3,676,375
                                                                    -----------
Total assets....................................................    $70,232,359
                                                                    ===========

                                                                     EXHIBIT 7
                                                                   (Page 2 of 3)

LIABILITIES
-----------

Deposits:
  In domestic offices...........................................    $25,982,242
  Noninterest-bearing...........................................     10,588,346
  Interest-bearing..............................................     15,395,896
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs..............................     24,862,377
  Noninterest-bearing...........................................        373,085
  Interest-bearing..............................................     24,489,292
Federal funds purchased and securities
  sold under agreements to repurchase ..........................      1,446,874
Trading liabilities.............................................      2,373,361
Other borrowed money:
  (includes mortgage indebtedness and
   obligations under capitalized leases.........................      1,381,512
Bank's liability on acceptances
  executed and outstanding......................................        592,804
Subordinated notes and debentures...............................      1,646,000
Other liabilities...............................................      5,373,065
                                                                     ----------
Total liabilities...............................................     63,658,235
                                                                     ----------


EQUITY CAPITAL
--------------

Common stock....................................................      1,135,284
Surplus.........................................................      1,008,773
Retained earnings...............................................      4,426,033
Accumulated other comprehensive income..........................          4,034
Other equity capital components.................................              0
Total equity capital............................................      6,574,124
                                                                    -----------
Total liabilities and equity capital............................    $70,232,359
                                                                    ===========

                                                                     EXHIBIT 7
                                                                   (Page 3 of 3)

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro
                                           Senior Vice President and Comptroller


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyi     )
     Gerald L. Hassell   )         Directors
     Alan R. Griffith    )